EXHIBIT 24.1

Centene Corporation

Power of Attorney

Each of the undersigned officers and directors of Centene Corporation, a Delaware corporation (the “Corporation”), whose signatures appear below hereby makes, constitutes and appoints Michael F. Neidorff and Jeffrey A. Schwaneke, and each of them acting individually, his or her true and lawful attorneys-in-fact and agents, with power to act alone and without the other and with full power of substitution and resubstitution, to execute (this authorization to include the authority to sign the name of each of the undersigned in the capacity or capacities indicated below), deliver and file one or more registration statements on Form S-4 or on such other Form as may be determined to be applicable (the “Registration Statement”), with respect to the registration under the Securities Act of 1933, as amended, of the Company’s 5.625% Senior Notes due 2021 and the Company’s 6.125% Senior Notes due 2024 in connection with the Company’s exchange offer, and all amendments or supplements thereto, and any other documents or instruments deemed necessary or advisable in connection therewith; and each of the undersigned officers and directors hereby grants to each of the attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem, in his or her sole discretion, necessary or advisable, to carry out fully the intent of this power of attorney to the same extent and with the same effect as each of such officers and directors might or could do personally in his or her capacity or capacities.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of May 23, 2016.

/s/ Michael F. Neidorff	/s/ Jeffrey A. Schwaneke
Michael F. Neidorff Chairman, President and Chief Executive Officer (Principal Executive Officer)	Jeffrey A. Schwaneke Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Christopher R. Isaak
Christopher R. Isaak Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Orlando Ayala	/s/ Robert K. Ditmore
Orlando Ayala Director	Robert K. Ditmore Director

/s/ Frederick H. Eppinger	/s/ Vicki B. Escarra
Frederick H. Eppinger Director	Vicki B. Escarra Director

/s/ Richard A. Gephardt	/s/ John R. Roberts
Richard A. Gephardt Director	John R. Roberts Director

/s/ David L. Steward	/s/ Tommy G. Thompson
David L. Steward Director	Tommy G. Thompson Director